Exhibit 10.10

RCMW GROUP, INC.

2021 Named Executive Officers Stock Compensation Plan

1. Purpose. The purpose of this Plan is to provide a means for RCMW Group, Inc. (the “Company”) to preserve cash reserves and gives the Named Executive Officers an opportunity to exchange a designated amount of their salary for restricted common stock ownership in the Company. This plan serves the best interests of the Company and benefits the shareholders.

2. Reservation of Shares. A total of 1,000,000 shares of the authorized but unissued common stock of the Company, par value $0.00001 per share (the “Common Stock”), is reserved for issuance pursuant to this Plan. Shares reserved for issuance under this Plan but not yet issued at the time of termination of this Plan shall cease to be reserved upon termination of the Plan.

3. Administration. The Plan shall be administered by the Company’s Board of Directors.

4. Eligibility. Only Named Executive Officers of the Company may participate in this Plan during the term of their employment with the Company. The Board of Directors shall have the sole discretion to determine the eligibility to participate in this Plan. Persons eligible to participate in the Plan shall be referred to herein as an “Eligible Party.”

5. Issuance of Shares. Any Eligible Party shall have the right to receive shares of restricted Common Stock (the “Plan Shares”) in lieu of base cash salary. Any Eligible Party who makes an election pursuant to this Plan shall be referred to as a “Participant” hereunder.

a)	Duration of Election. Any election made pursuant to this Plan may apply to base cash salary to be received by an Eligible Party for a period of time elected by the Eligible Party of not less than one (1) month nor more than one (1) year of employment (the “Election Period”).

b)	Number of Shares. The number of Plan Shares to be received by any Participant shall be computed as follows: Aggregate Base Salary During Elected Period ÷ Fair Market Value of the Company’s Common Stock = Number of Plan Shares to be Issued During Election Period

c)	For the purposes hereof, the number of shares to be received by any participant shall be computed by dividing the Fair Market Value of the Company’s common stock (defined the closing price, as reported by OTC Markets) within 5 business days of the election date, by the aggregate base cash salary payable to such individual during the election period.

d)	Payment of Taxes. Each Participant shall be solely responsible for the payment of any personal taxes payable by the Participant as a result of the issuance of any Plan Shares.

e)	The Plan Shares shall be exempt under Rule 16b-3 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

6. Elections. A Participant desiring to receive Plan Shares in lieu of base cash salary pursuant to this Plan shall submit an Election Notice to the Company in the form attached hereto as Exhibit A.

a)	Elections Non-Revocable. Any and all elections made pursuant to this Plan shall be non-revocable by the Participant.

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b)	Effective Date of Election. A Participant shall specify the effective date of his or her election in the Election Notice, and period covered for such Election.

c)	Non-transferability of Right. No Participant may assign or otherwise transfer their right to exchange salary for shares to another Named Executive Officer or employee of the Company.

7. Restrictions on Transfer. During any period in which the offering of the shares under the Plan are not registered under federal and state securities laws, recipients shall agree that they are acquiring shares under the Plan for investment purposes and not for resale, and that the shares cannot be resold or otherwise transferred except pursuant to registration or unless, in the opinion of counsel for the Company, registration is not required. Any restrictions upon shares acquired pursuant to the Plan shall be binding upon the recipient and his or her heirs, executors and administrators.

8. Termination of Plan. The Plan shall terminate two (2) years after the date of its adoption by the Company’s Board of Directors, unless sooner terminated by issuance of all shares reserved for issuance hereunder. No elections under this Plan shall be permitted following such termination date.

9. Amendment of the Plan. The Board of Directors may at any time terminate this Plan or make such modifications to the Plan as it shall deem advisable; provided, however, that no amendment to this Plan shall adversely affect the rights attributable to any Plan Shares issued prior to the date of such amendment.

10. Conditions to Plan Shares. Any shares issued pursuant to this Plan shall be issued conditioned upon majority shareholder approval of the Plan. Plan Shares may be issued pending receipt of such approvals; provided, however, that Plan Shares issued prior to receipt of such approvals shall be entirely restricted from transfer and subject to forfeiture by the Participant pending such approvals. The Board of Directors shall submit the Plan to the Company’s shareholders for approval not later than the next regular shareholder meeting. In the event either the Company’s majority shareholders do not approve the Plan, then Participants receiving the Plan Shares shall immediately forfeit any Plan Shares issued hereunder and, in exchange for such forfeiture, immediately receive a cash payment equal to the greater of the following:

(a) The aggregate Fair Market Value of the Plan Shares issued to such Participants as of the last trading day immediately preceding the date of the Company’s next regular meeting of shareholders;

(b) The aggregate value of income realized by the Participant for United States federal income tax purposes by virtue of the issuance of the Plan Shares being forfeited; or

(c) The aggregate salary amount actually forgone by such Participants up to and including the date of the Company’s next regular meeting of shareholders.

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Exhibit A

ELECTION NOTICE PURSUANT TO THE RCMW GROUP, INC.

2021 Named Executive Officers Stock Compensation Plan

__________________________________________________

TO: RCMW Group, Inc.

Attention: Chief Executive Officer

The undersigned hereby elects to receive restricted shares of common stock, par value $0.00001 per share, of RCMW Group, Inc., a Wyoming corporation (the “Company”) as follows pursuant to the terms and provisions of the Company’s 2021 Named Executive Officers Stock Compensation Plan:

Commencement Date: _____________________________________________

Time Period of Shares for Pay to be covered: ___________________________

Amount of Salary to be Converted to Shares: ____________________________

Number of Shares to be Issued: ______________________________________

Value of Shares:* _________________________________________________

* Value of Shares is the Fair Market Value of the Company’s common stock (defined the closing price, as reported by OTC Markets) within 5 business days of the election date, by the aggregate base cash salary payable to such individual during the election period.

Please issue a certificate representing said restricted shares of Common Stock to the undersigned as follows:

Name: ______________________________________________

Address: ____________________________________________

____________________________________________________

Social Security #

____________________________________________

The undersigned hereby represents and warrants that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not for resale or with a view to distribute such shares or any part thereof, and that the undersigned has no present intention of distributing or reselling such shares.

__________________________________________________

Signature of Participant                                             Date

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COVID-19 RETENTION STOCK BONUS

This COVID-19 Retention Stock Bonus is made and entered into as of the 3rd day of March, 2021 by and between Robert McMillan, a resident of British Columbia, Canada, and herein referred to as "RM", and the undersigned RCMW Group, Inc., a Wyoming corporation, herein referred to as "RCMW, collectively known as the "Parties."

RECITALS

A. **WHEREAS**, RCMW has retained the services RM, and RM has worked for the benefit of RCMW, during the COVID-19 crisis;

B. **WHEREAS**, RCMW desires to compensate RM in the form of a stock bonus for his services and RM desires to be compensated for his services with RCMW restricted common stock;

C. **WHEREAS**, the Company wishes to retain RM and RM desires to be retained;

D. WHEREAS, RM's Bonus is contingent on RCMW's Board approval; and

NOW, THEREFORE, in consideration of the mutual promises herein contained, the Parties agree as follows:

1. SERVICES, TERM AND COMPENSATION. On the terms and subject to the conditions set forth in this agreement, RM and RCMW hereby agree that:

1.1 Services. The Company has utilized the services RM to help grow its business, and desires to retain his services. RM has helped market the Company's products during the difficult COVID-19 crisis. The Company would not have achieved the success it did, without the services of RM.

1.2 Term. RM's services started on 1/1/2020 and continues. The Bonus term of this Agreement shall be for the period beginning 1/1/2020 through 2/28/2021 (the "Term").

1.3 Bonus. As compensation for services preformed and rendered over the Term, RM shall be granted 80,000 shares of the Company's unregistered restricted common stock, par value $0.00001, valued at $1.51 per share.

2. RM'S REPRESENTATIONS AND WARRANTIES. The RM hereby represents and warrants to RCMW that:

2.1 Authority. The individual executing and delivering this agreement has been duly authorized to do so, the signature of such individual is binding upon RM, and RM is duly organized and subsisting under the laws of the jurisdiction in which it was organized.

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2.2 Enforceability. RM have duly executed and delivered this agreement constitutes a valid and binding agreement of RM enforceable in accordance with its terms against RM, except as such enforceability may be limited by principles of public policy, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

3. RCMW'S REPRESENTATIONS AND WARRANTIES. RCMW hereby represents and warrants to RM that:

3.1 Authority. The individual(s) executing and delivering this agreement on RM's behalf has been duly authorized to do so, the signature of such individual is binding upon RCMW.

3.2 Enforceability. RCMW has duly executed and delivered this agreement and constitutes a valid and binding agreement of RM enforceable in accordance with its terms against RM, except as such enforceability may be limited by principles of public policy, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

4. MISCELLANEOUS.

4.1 Execution and Delivery of Agreement. Each of the Parties shall be entitled to rely on delivery by facsimile transmission of an executed copy of this agreement by the other party, and acceptance of such facsimile copies shall create a valid and binding agreement between the Parties.

4.2 Titles. The titles of the sections and subsections of this agreement are for the convenience of reference only and are not to be considered in construing this agreement.

4.3 Severability. The invalidity or unenforceability of any particular provision of this agreement shall not affect or limit the validity or enforceability of the remaining provisions of this agreement.

4.4 Entire Agreement. This agreement constitutes the entire agreement and understanding between the Parties with respect to the subject matters herein and supersedes and replaces any prior agreements and understandings, whether oral or written, between them with respect to such matters.

4.5 Waiver and Amendment. Except as otherwise provided herein, the provisions of this agreement may be waived, altered, amended or repealed, in whole or in part, only upon the mutual written agreement of RCMWA and RM.

4.6 Counterparts. This agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

4.7 Governing Law. This agreement is governed by and shall be construed in accordance with the internal law of British Columbia, Canada without reference to its rules as to conflicts of law.

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IN WITNESS WHEREOF, the Parties hereto have duly executed this agreement as of the date first above mentioned.

"RM"

By: _[signature]_
Robert McMillan

RCMW

By: _[signature]_
Michael Shenher
Chairman & CEO

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